Exhibit 10.1

NEITHER THIS CONVERTIBLE NOTE AGREEMENT NOR THE SECURITIES INTO WHICH THIS CONVERTIBLE NOTE AGREEMENT IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE UNITED STATES OF AMERICA SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN THE UNITED STATES OF AMERICA. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Convertible Note Agreement

between

SharonAI, Inc.

(Issuer, as such term is further defined below)

and

SharonAI Pty Ltd

ACN 645 215 194

(SharonAI)

and

The party listed in Schedule 1

(Noteholder)

Table of contents

1	Definitions and interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	4

2	Issue of Notes to the Noteholder		5
	2.1	Subscription and issue	5
	2.2	Certificate	5

3	Terms of issue		5
	3.1	Notes	5
	3.2	Register	5
	3.3	Interest	5
	3.4	Release of Issuer’s liability	6

4	Conversion		6
	4.1	Conversion by Issuer	6
	4.2	IPO on ASX	6
	4.3	IPO other than on ASX	6
	4.4	Conversion on Maturity Date	7
	4.5	Conversion Effective	7
	4.6	Conversion Securities to be issued on conversion	7
	4.7	Conversion completion	9
	4.8	Limitations on Conversion	9

5	Redemption		10
	5.1	Redemption by Noteholder	10
	5.2	Events of Default	10

6	Acknowledgement		11

7	Transfers		11
	7.1	No Transfers Generally	11
	7.2	Other Transfer Restrictions	11

8	Title to Notes, non-recognition of equities		12

9	SharonAI warranties		12

10	Issuer Warranties		12

11	Noteholder Warranties		13

12	Notices		16
	12.1	General	16
	12.2	Issuer’s address	16
	12.3	SharonAI’s address	16
	12.4	Noteholder’s address	16

13	General		16
	13.1	Entire understanding	16
	13.2	Severability	17
	13.3	Variation	17
	13.4	Assignment	17
	13.5	Further assurance	17
	13.6	Waiver	17
	13.7	Costs and outlays	17
	13.8	Counterparts	17
	13.9	Governing law and jurisdiction	17

Schedule 1 – Noteholder details and details of Notes	18
Schedule 2 – Note Certificate	19
Schedule 3 – Conversion Notice	20

i

This agreement is made on __________.

between	SharonAI, Inc. C/- SharonAI Pty Ltd - Unit 303, 44 Miller Street, North Sydney NSW 2060 (Issuer)

and	SharonAI Pty Ltd ACN 645 215 194 of Unit 303, 44 Miller Street, North Sydney NSW 2060 (SharonAI)

and	The party listed in Schedule 1 (Noteholder)

Recital

A	SharonAI is proposing to conduct the Capital Raise.

B	SharonAI has agreed to issue, and the Noteholder has agreed to subscribe for, the Notes in accordance with the terms of this agreement.

C	SharonAI is a wholly owned subsidiary of the Issuer.

D	The Issuer has agreed to issue Conversion Securities in accordance with this agreement.

Now it is covenanted and agreed as follows:

Following the closing of that certain Business Combination Agreement (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the Business Combination Agreement) dated January 28, 2025, by and among, amongst others, the Issuer and Roth CH Holdings, Inc. (who concurrently with the closing of the Business Combination Agreement will change its name to SharonAI Holdings, Inc.) (Holdings), it is expected that the Issuer will assign and novate this agreement to Holdings and Holdings will assume the obligations of the Issuer under this agreement.

Following the closing of the Business Combination Agreement and the assignment of this agreement to Holdings, all references in this agreement to the Issuer shall refer to Holdings.

1	Definitions and interpretation

1.1	Definitions

In this agreement:

Applicable Coupon Rate means for the period:

(a)	between the Interest Accrual Date and the First Anniversary Date, 12% per annum; and

(b)	on and from the First Anniversary Date, 15% per annum;

ASIC means the Australian Securities and Investments Commission;

ASX means the Australian Securities Exchange;

Benchmark Date means the date that is 20 Business Days before the Maturity Date;

Business Combination means the merger and other transactions contemplated by the Business Combination Agreement;

Business Day means a day that is not a Saturday, Sunday or any other day which is a public holiday or a bank holiday in the United States of America and in the state of New South Wales;

Capital Raise means a capital raise of approximately US$100 million through the issue of convertible notes, pursuant to which SharonAI reserves the right to accept additional over-subscriptions from corporate strategic partners up to a maximum of US$200 million until 15 January 2026;

Certificate means a certificate for a Note in the form of Schedule 2;

Conversion Date means the date on which the Issuer has satisfied its obligations under clause 4.7 in respect of a Note the subject of a Conversion Notice;

Conversion Notice means a notice in the form of Schedule 3;

Conversion Securities means the Issuer Stock to be issued to the Noteholder on conversion of the Notes in accordance with clause 4;

Corporate Event means any change of control transaction of the Issuer pursuant to which holders of Issuer Stock are entitled to receive securities or other assets with respect to or in exchange of their Issuer Stock and for the avoidance of any doubt excludes an IPO and the Business Combination;

Corporations Act means Corporations Act 2001 (Cth);

Discount Rate means for the period:

(a)	prior to the First Anniversary Date, 0.80; and

(b)	on and from the First Anniversary Date, 0.75,

Event of Default has the meaning given to that term in clause 5.2;

Face Value means US$1.00 per Note;

First Anniversary Date means the date that is 12 months after the Issue Date;

Fully Diluted Share Capital means the total number of Issuer Stock on issue on an as-converted basis, assuming the exercise, vesting, conversion or satisfaction of all rights to acquire Issuer Stock except as follows:

(a)	the Notes (and for the avoidance of doubt, the Issuer Stock they are converted into) will not be counted; and

(b)	convertible notes issued to investors (and for the avoidance of doubt, the Issuer Stock they are convertible into) on the same or substantially similar terms as the Notes will not be counted;

Government Agency means:

(a)	a government or government department;

(b)	a governmental, semi-governmental, regulatory or judicial entity or authority; or

(c)	a person (whether autonomous or not) who is charged with the administration of a Law;

Immediately Available Funds means cash, bank cheque or telegraphic or other electronic means of transfer of cleared funds into a bank in Australia Dollars;

Insolvency Event means any of the following events:

(a)	a party becomes insolvent or unable to pay its debts when they are due;

(b)	a party enters into any arrangement, compromise, or composition with, or assignment for the benefit of, its creditors;

(c)	a receiver, receiver and manager, administrator, liquidator, or provisional liquidator is appointed to a party or any of its property;

(d)	an application or order is made for the winding up or dissolution of a party, or a resolution is passed or steps are taken to do so, except for the purposes of a solvent reconstruction or amalgamation; or

(e)	anything similar or equivalent to any event listed above happens to a party under the laws of any jurisdiction,

unless the event occurs as part of the Business Combination or another solvent reconstruction, amalgamation, merger or consolidation that has been approved in writing by the Noteholder;

Interest Accrual Date means the date that is 4 months following the Issue Date;

IPO means the initial public offering (if funds are proposed to be raised by the Issuer or IPO Vehicle, as the case may be) and admission of any shares of the Issuer (or any IPO Vehicle) to the official list of ASX, or equivalent admission to trading to or permission to deal on any other internationally recognised stock exchange, but excluding the Business Combination;

IPO Conditions means the following conditions precedent:

(a)	(if the Issuer or IPO Vehicle (as the case may be) elects to raise funds) - the receipt by the Issuer or IPO Vehicle (as the case may be) of all application moneys and accompanying application forms in accordance with the requirements of the prospectus and the depositing of those moneys into a trust account in accordance with section 722 of the Corporations Act;

(b)	the receipt by the Issuer or IPO Vehicle (as the case may be) of a letter from the ASX which approves the admission of the IPO Vehicle to the Official List of the ASX subject only to customary conditions (ASX Letter); and

(c)	the serving of a written notice by the Issuer on the Noteholder confirming that:

(i)	the matters in subclauses (a) (if applicable) and (b) have been fulfilled; and

(ii)	the Company or IPO Vehicle (as the case may be) is able to satisfy, and will satisfy, the conditions set out in the ASX Letter by the date required by the ASX;

IPO Vehicle means a special purpose vehicle incorporated for the purposes of facilitating a reverse takeover (RTO) (but specifically excluding the Business Combination), or IPO;

Issue Date has the meaning set out in item 4 of Schedule 1;

Issuer Stock means (i) prior to the assignment of this agreement to Holdings, the:

(a)	fully paid shares of Common Stock, par value $0.0001 per share; or

(b)	if the Issuer undertakes an IPO on the ASX, CHESS depository interests,

of the Issuer, as the case may be; and (ii) following assignment and novation of this agreement to Holdings by the Issuer, the

(c)	fully paid shares of Class A Ordinary Common Stock, par value $0.0001, of Holdings and stock of any other class into which such shares may hereafter be changed or reclassified; or

(d)	if Holdings undertakes an IPO on the ASX, CHESS depository interests,

of Holdings, as the case may be;

Law(s) means any laws, statutes, enactments, rules, regulations, by-laws, subordinate legislation, judgments, authorisations, rulings, orders or decrees of any Government Agency, regulatory agency or other competent authority;

Listing Rules means the listing rules of the ASX;

Longstop Date means the date that is 6 months from the Issue Date;

Maturity Conversion Price has the meaning set out in item 5 of Schedule 1;

Maturity Date means the date that is 24 months from the Issue Date;

Note means an unsecured redeemable convertible note issued by SharonAI to the Noteholder pursuant to this agreement and “Notes” has a corresponding meaning;

Noteholder means a person entered on the Register as the holder of a Note, including the Noteholder upon the issue of Notes to the Noteholder pursuant to clause 2;

Principal Sum means the total amount subscribed by a Noteholder for the issue of Notes being the aggregate Face Value of the Notes;

Register means the register of Noteholders to be established and maintained pursuant to clause 3.2;

Securities has the meaning set out in clause 11(b);

Securities Act means the U.S. Securities Act of 1933, as amended;

Term means the period commencing on the date of this agreement and ending on the Maturity Date; and

Valuation Cap has the meaning set out in item 6 of Schedule 1.

1.2	Interpretation

(a)	References to:

(i)	one gender includes the other genders;

(ii)	the singular includes the plural and the plural includes the singular;

(iii)	a person includes a body corporate;

(iv)	a party includes the party’s executors, administrators, successors and permitted assigns; and

(v)	a statute, regulation or provision of a statute or regulation (Statutory Provision) includes:

(A)	that Statutory Provision as amended or re-enacted;

(B)	a statute, regulation or provision enacted in replacement of that Statutory Provision; and

(C)	another regulation or other statutory instrument made or issued under that Statutory Provision.

(b)	Including and similar expressions are not words of limitation.

(c)	Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

(d)	Headings and any table of contents or index are for convenience only and do not form part of this agreement or affect its interpretation.

(e)	A provision of this agreement must not be construed to the disadvantage of a party merely because that party was responsible for the preparation of the agreement or the inclusion of the provision in the agreement.

(f)	References to “$” or “Dollars” are references to United States Dollars unless specified otherwise.

(g)	If an act must be done on a specified day that is not a Business Day, it must be done instead on the next Business Day.

2	Issue of Notes to the Noteholder

2.1	Subscription and issue

On the Issue Date, the Noteholder must subscribe for, and SharonAI must issue to the Noteholder, such number of Notes specified in Item 3 of Schedule 1 and the Noteholder must pay to SharonAI, in Immediately Available Funds (to the account as notified by SharonAI to the Noteholder) an amount equal to the Face Value of each Note subscribed for, upon and subject to the terms of this agreement.

2.2	Certificate

Subject to the Noteholder complying with clause 2.1, SharonAI must issue a Certificate to the Noteholder on the Issue Date.

3	Terms of issue

3.1	Notes

The Notes:

(a)	constitute a direct obligation of SharonAI and the Issuer in favour of the Noteholder;

(b)	do not confer on the Noteholder any right to participate in new issues of Issuer Stock prior to conversion of the Note into Conversion Securities except as may be expressly set out herein;

(c)	do not confer on the Noteholder any right to vote at general meetings of SharonAI or the Issuer prior to conversion of the Note into Conversion Securities; and

(d)	confer rights on the Noteholder as an unsecured creditor of SharonAI.

3.2	Register

SharonAI must:

(a)	establish and maintain, or cause to be established and maintained, a Register of Noteholders in accordance with all applicable Laws and record the details of the Noteholders’ interests;

(b)	ensure that the Register is open on each Business Day during normal business hours for inspection free of charge by a Noteholder or any person authorised in writing by a Noteholder; and

(c)	provide a copy of the Register or any part of it to a Noteholder within 2 Business Days of a request from the Noteholder. The Noteholder may rely on, and treat as genuine, the document provided by SharonAI in accordance with the request and purporting to be a copy.

3.3	Interest

(a)	Interest shall accrue on each Note and:

(i)	is to be calculated daily on a simple interest basis on actual days elapsed; and

(ii)	will be calculated at the Applicable Coupon Rate on the Principal Sum for the relevant number of days in the period referred to above in clause 3.3(a)(i).

(b)	Interest on each Note accrues on and from the Interest Accrual Date and will cease to accrue on the date on which the Note is redeemed, cancelled or converted.

3.4	Release of Issuer’s liability

The Issuer and SharonAI will be immediately discharged and released from its liabilities, obligations and covenants under this agreement upon all Notes being either redeemed in accordance with this agreement or cancelled and converted into Conversion Securities in accordance with clause 4.

4	Conversion

4.1	Conversion by Issuer

(a)	During the Term, SharonAI must procure the Issuer to (and the Issuer must) prior to the completion of a Corporate Event (if it becomes reasonably apparent to the SharonAI and the Issuer that a Corporate Event will occur), by giving a Conversion Notice to the Noteholder, convert all of the Notes held by the Noteholder into Conversion Securities calculated under clause 4.6(a).

(b)	The Noteholder must deliver the original Note Certificate (or an indemnity for lost Note Certificate) to the Issuer within 5 Business Days of receiving the Conversion Notice.

4.2	IPO on ASX

(a)	If:

(i)	on the Benchmark Date, a prospectus has been lodged with ASIC and ASX but the IPO Conditions are not satisfied, then within 5 Business Days following the Benchmark Date the Issuer may, by giving a Conversion Notice to the Noteholder, convert all of the Convertible Notes held by the Noteholder into Conversion Securities in accordance with clause 4.6; or

(ii)	prior to the Maturity Date and notwithstanding clause 4.2(a)(i), all the IPO Conditions are satisfied, SharonAI must procure the Issuer to (and the Issuer must), by giving a Conversion Notice to the Noteholder, convert all of the Convertible Notes held by the Noteholder into Conversion Securities in accordance with clause 4.6.

(b)	The Noteholder must deliver the original Note Certificate (or an indemnity for lost Note Certificate) to the Issuer within 5 Business Days of receiving the Conversion Notice.

4.3	IPO other than on ASX

(a)	If an IPO occurs on a securities exchange other than ASX and a subsequent IPO on ASX does not occur before the Longstop Date, the Noteholder may require the Issuer to (and the Issuer must), by giving a Conversion Notice to the Issuer within 5 Business Days of the Longstop Date, convert all of the Convertible Notes held by the Noteholder into Conversion Securities in accordance with clause 4.6.

(b)	The Noteholder must deliver the original Note Certificate (or an indemnity for lost Note Certificate) to the Issuer within 5 Business Days of receiving the Conversion Notice.

4.4	Conversion on Maturity Date

(a)	Unless the Notes are converted earlier in accordance with clause 4.1, 4.2 or 4.3:

(i)	no less than 5 Business Days prior to the Maturity Date, the Noteholder can elect to require the Issuer to (and the Issuer must) on the Maturity Date, by giving a Conversion Notice to the Issuer; or

(ii)	if no election is made by the Noteholder under 4.4(a)(i), SharonAI can procure the Issuer to (and the Issuer must), immediately prior to the Maturity Date, by giving a Conversion Notice to the Noteholder, convert all of the Notes held by the Noteholder into Conversion Securities calculated under clause 4.6(d).

(b)	The Noteholder must deliver the original Note Certificate (or an indemnity for lost Note Certificate) to the Issuer within 5 Business Days of receiving or issuing (as the case may be) the Conversion Notice.

4.5	Conversion Effective

A Conversion Notice is effective on the Business Day it is received if received before 5.00pm, otherwise it is effective on the next Business Day.

4.6	Conversion Securities to be issued on conversion

(a)	In relation to Notes which are the subject of a Conversion Notice under clause 4.1(a), the number of Conversion Securities which the Issuer must issue to the Noteholder will be determined in accordance with the following formula:

N	=	(FV + I)
C

where:

N	=	the number of Conversion Securities to be issued to the Noteholder;

FV	=	the Face Value of the Notes being converted;

I	=	interest accrued on the Notes under clause 3.3; and

C	=	the lower of:

		A)	(0.80 x the purchase price under the Corporate Event) divided by the number of Issuer Stock on issue immediately prior to the Corporate Event; and

		B)	Valuation Cap.

(b)	In relation to Notes which are the subject of a Conversion Notice under clause 4.2:

(i)	SharonAI can elect for the interest accrued on the Notes under clause 3.3 to be paid in cash to the Noteholder on the completion of the conversion or included in ‘I’ of the formula set out below in clause 4.6(b)(ii); and

(ii)	the number of Conversion Securities which the Issuer must issue to the Noteholder will be determined in accordance with the following formula:

N	=	(FV + I) *FX
C

where:

N	=	the number of Conversion Securities to be issued to the Noteholder;

FV	=	the Face Value of the Notes being converted;

I	=	subject to clause 4.6(b)(i), interest accrued and unpaid on the Notes under clause 3.3;

FX	=	the AUD/USD exchange rate as at 12:00am on the date of the Conversion Notice; and

C	=	the lower of:

		A)	(Discount Rate x the offer price of Issuer Stock offered in the IPO); and

		B)	Valuation Cap * FX.

(c)	In relation to Notes which are the subject of a Conversion Notice under clause 4.3:

(i)	SharonAI can elect for the interest accrued on the Notes under clause 3.3 to be paid in cash to the Noteholder on the completion of the conversion or included in ‘I’ of the formula set out below in clause 4.6(c)(ii); and

(ii)	the number of Conversion Securities which the Issuer must issue to the Noteholder will be determined in accordance with the following formula:

N	=	(FV + I)
C

where:

N	=	the number of Conversion Securities to be issued to the Noteholder;

FV	=	the Face Value of the Notes being converted;

I	=	subject to clause 4.6(b)(i), interest accrued and unpaid on the Notes under clause 3.3; and

C	=	the lower of:

		C)	(Discount Rate x the offer price of Issuer Stock offered in the IPO); and

		D)	Valuation Cap.

(d)	In relation to Notes which are the subject of a Conversion Notice under clause 4.4, the number of Conversion Securities which the Issuer must issue to the Noteholder will be determined in accordance with the following formula:

N	=	(FV + I)
C

where:

N	=	the number of Conversion Securities to be issued to the Noteholder;

FV	=	the Face Value of the Notes being converted;

I	=	interest accrued on the Notes under clause 3.3; and

C	=	Maturity Conversion Price.

(e)	If the number of Conversion Securities to be issued under clause 4.6 includes a fraction, the fraction will be rounded down to the nearest Conversion Security.

(f)	Conversion Securities issued upon the conversion of a Note will rank equally and form one class with the “common stock”, “Class A Ordinary Common Stock” or “CHESS depository interest” of the Issuer on issue on the Conversion Date (as the case may be).

(g)	In the event of any share splits, share issues, share dividends or consolidation of Issuer Shares, the number of Conversion Securities to be issued on conversion under this clause 4, will be adjusted to ensure that the Noteholder is neither disadvantaged or otherwise benefits from an advantage due to such reorganisation.

4.7	Conversion completion

(a)	Within 5 Business Days of the Issuer giving a Conversion Notice to the Noteholder in accordance with this clause 4, SharonAI must procure the Issuer to (and the Issuer must):

(i)	issue to the Noteholder, the number of Conversion Securities calculated in accordance with clauses 4.6(a), 4.6(b), 4.6(c) or 4.6(d) (as applicable);

(ii)	enter the name of the Noteholder in the register of securityholders of the Issuer; and

(iii)	issue to the Noteholder a holding statement concerning, or certificates for, the relevant Conversion Securities by delivering the statement (or certificates) to the Noteholder.

(b)	A Note in respect of which a Conversion Notice has been given will be treated as having been cancelled and converted into Conversion Securities on the Conversion Date in respect of that Note.

4.8	Limitations on Conversion

Notwithstanding anything in this agreement to the contrary, the Issuer shall not issue any Conversion Securities upon conversion of Notes, or otherwise, and no person shall have the right to convert Notes into Conversion Securities, if the issuance of such Conversion Securities, together with any shares of Issuer Stock issued in connection any other Notes and any other related transactions that may be considered part of the same series of transactions, would exceed the aggregate number of shares of Issuer Stock that the Issuer may issue in a transaction in compliance with the Issuer’s obligations under the rules or regulations of The Nasdaq Stock Market LLC (Nasdaq) and shall be referred to as the “Exchange Cap,” except that such limitation shall not apply if the Issuer’s stockholders have approved such issuances on such terms in excess of the Exchange Cap in accordance with the rules and regulations of Nasdaq.

5	Redemption

5.1	Redemption by Noteholder

(a)	The Noteholder may require redemption of all outstanding Notes:

(i)	on the Maturity Date (if it has not made an election of the kind referred to in clause 4.4(a)), by giving written notice to the Issuer no less than 5 Business Days prior to the Maturity Date; or

(ii)	by giving notice to the Issuer within 40 Business Days of the occurrence of an Event of Default,

(Redemption Notice).

(b)	If a Redemption Notice is given, SharonAI must pay to the Noteholder in cash, an amount equal to the Face Value and interest accrued and unpaid in accordance with clause 3.3, in respect of the Notes.

5.2	Events of Default

Each of the following is an Event of Default:

(a)	(Insolvency event) an Insolvency Event occurs in relation to SharonAI;

(b)	(Unremedied breach) SharonAI defaults in the due performance of any undertaking, condition or obligation on its part to be performed in accordance with the Notes or this agreement and has not rectified such default within 20 Business Days of being requested to do so in writing by the Noteholder;

(c)	(Failure to pay) SharonAI fails to pay to the Noteholder any amount of the Principal Sum, redemption amount, interest or other amounts when and as due under this agreement within 5 Business Days after such payment is due;

(d)	(Default) SharonAI being in default of any of its obligations under any note, debenture, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of SharonAI in an amount exceeding $500,000, whether such indebtedness now exists or shall hereafter be created, and such default is not cured within the time prescribed by the documents governing such indebtedness or if no time is prescribed, within ten Business Days, and as a result, such indebtedness becomes or is declared due and payable;

(e)	(Judgement) a final judgment or judgments for the payment of money in excess of $500,000 in the aggregate are rendered against SharonAI and which judgments are not, within 30 days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $500,000 amount set forth above so long as SharonAI provides the Noteholder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Noteholder) to the effect that such judgment is covered by insurance or an indemnity and SharonAI will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgment; and

(f)	(Failure to issue Conversion Securities) the Issuer’s:

(i)	failure to deliver the required number of Conversion Securities to the Noteholder within 5 Business Days after the applicable Conversion Date; or

(ii)	notice, written or oral, to any holder of this Note, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of all or a portion of this Note into Conversion Securities that is tendered in accordance with the provisions of this Note.

6	Acknowledgement

(a)	By executing this agreement, the Noteholder acknowledges that as a condition for an IPO, some of the Conversion Securities may be subject to a period of mandatory escrow preventing the sale or other dealings in the Conversion Securities pursuant to the terms of the Listing Rules.

(b)	In the event of an IPO:

(i)	if the ASX determines that, as a condition for Conversion Securities to be quoted on the ASX, any Conversion Securities issued to the Noteholder must be subject to escrow restrictions and must be subject to a restriction agreement, the Noteholder (and any other associated parties) must execute any restriction agreement in relation to the Conversion Securities as required by the ASX; and

(ii)	the Noteholder must co-operate in good faith with the Issuer and comply with any reasonable request by the Issuer including any restriction notices.

7	Transfers

7.1	No Transfers Generally

A Noteholder may not transfer any Notes without the consent of SharonAI.

7.2	Other Transfer Restrictions

(a)	(Further Limitations on Disposition) Without in any way limiting the representations and warranties set forth in this agreement, the Noteholder agrees not to make any disposition of all or any portion of the Conversion Securities unless and until the transferee has agreed in writing for the benefit of the Issuer to make the representations and warranties set out in clause 10 of this agreement and:

(i)	there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in connection with such registration statement; or

(ii)	such Noteholder has (A) notified the Issuer of the proposed disposition; (B) furnished the Issuer with a detailed statement of the circumstances surrounding the proposed disposition; and (C) if requested by the Issuer, furnished the Issuer with an opinion of counsel reasonably satisfactory to the Issuer that such disposition will not require registration under the Securities Act.

Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Noteholder to a partner (or retired partner) or member (or retired member) of the Noteholder in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Noteholder hereunder. The Noteholder agrees that it will not make any disposition of any of the Conversion Securities to the Issuer’s competitors, as determined in good faith by the Issuer.

(b)	(Legends) The Noteholder understands and acknowledges that the Conversion Securities may bear the following legend:

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

8	Title to Notes, non-recognition of equities

(a)	SharonAI and the Issuer must recognise only the Noteholder whose name appears in the Register as the absolute owner of the Note in respect of which it is entered in the Register.

(b)	SharonAI and the Issuer are not, except as ordered by a court of competent jurisdiction or as required by statute, bound to take notice of any trust or equity to which a Note may be subject or otherwise affecting the ownership of a Note or incidental rights. No details of any equity or trust contemplated by this clause 8(b) may be entered in the Register.

(c)	The receipt by the Noteholder of any money payable on the redemption of a Note will have the effect of discharging the obligations of SharonAI and the Issuer in respect of the amount payable on redemption despite any notice SharonAI or the Issuer may have of the right, title or interest of any person to, or in, that Note or money.

9	SharonAI warranties

SharonAI represents and warrants the following:

(a)	(Capacity and authority) that it is validly incorporated and holds the necessary power and authority to enter into, and comply with, this agreement;

(b)	(Due execution) that it has properly signed and delivered this agreement. The agreement creates valid and binding obligations that can be enforced against SharonAI;

(c)	(Laws) that entering into and performing this agreement does not break any law, regulation, or order that applies to it, and does not breach any other agreement or instrument that binds it;

(d)	(No Insolvency Event) that it is not subject to an Insolvency Event;

(e)	(No litigation) that, as at the date of this agreement, there are no current or threatened actions, claims, or proceedings before any court or agency that could have a material negative effect on SharonAI’s business or ability to meet its obligations under this agreement; and

(f)	(Consents) that it has obtained all consents and approvals needed to enter into and perform this agreement and that those consents and approvals remain in force.

10	Issuer Warranties

The Issuer represents and warrants the following:

(a)	(Qualification) the Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted; and

(b)	(Authorization) all corporate action has been taken on the part of the Issuer, its officers, directors and stockholders necessary for the authorization, execution and delivery of this agreement. The Issuer has taken all corporate action required to make all of the obligations of the Issuer reflected in the provisions of this agreement, the valid and enforceable obligations they purport to be, except as may be limited by:

(i)	applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights;

(ii)	laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(iii)	applicable usury laws, and

the Issuer Stock issuable upon conversion of the Notes have been authorized or will be authorized prior to the issuance of such stock.

11	Noteholder Warranties

The Noteholder represents and warrants the following:

(a)	(Authorization) this agreement constitutes the Noteholder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by:

(i)	applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights;

(ii)	laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(iii)	applicable usury laws, and

the Noteholder represents that it has full power and authority to enter into this agreement;

(b)	(Investor) it is either:

(i)	a sophisticated investor pursuant to section 708(8) of the Corporations Act;

(ii)	a professional investor within the meaning of section 9 and pursuant to section 708(11) of the Corporations Act;

(iii)	a person to whom an offer is made pursuant to section 708(10) of the Corporations Act; or

(iv)	a person to whom Issuer Stock may be issued without disclosure under section 708 of the Corporations Act;

(c)	(Purchase Entirely for Own Account) the Noteholder acknowledges that this agreement is made with Noteholder in reliance upon such Noteholder’s representation to the Issuer that the Notes, and any Conversion Securities issuable upon conversion of the Notes (collectively, the Securities) will be acquired for investment solely for the Noteholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Noteholder has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this agreement, the Noteholder further represents that such Noteholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities;

(d)	(Disclosure of Information) the Noteholder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Noteholder further represents that it has had an opportunity to ask questions and receive answers from the Issuer regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Noteholder;

(e)	(Investment Experience) the Noteholder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Noteholder also represents it has not been organized solely for the purpose of acquiring the Securities;

(f)	(Economic Risk) the Noteholder understands that the Issuer has limited financial and operating history, and that investment in the Issuer involves substantial risks. The Noteholder understands that risks related to the purchase of the Securities. The Noteholder further acknowledges that the purchase of the Securities is a highly speculative investment. The Noteholder represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment;

(g)	(Accredited Investor) the Noteholder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and the Noreholder agrees to furnish any additional information requested by the Issuer to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities. Among others, the Securities Act considers a person to be an “accredited investor” if they come within any of the following categories:

(i)	Any corporation, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(ii)	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000;

(iii)	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(iv)	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person; or

(v)	Any entity in which all of the equity owners are accredited investors;

(h)	(Observation of Laws) if the Noteholder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Noteholder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this agreement, including:

(i)	the legal requirements within its jurisdiction for the purchase of the Securities;

(ii)	any foreign exchange restrictions applicable to such purchase;

(iii)	any government or other consents that may need to be obtained; and

(iv)	the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities, and the Noteholder’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Noteholder’s jurisdiction;

(i)	(No General Solicitation) the Noteholder became interested in purchasing the Securities solely because of a substantive, pre-existing relationship with the Issuer and direct contact by the Issuer or one or more of its officers, directors, controlling persons, or agents. The Noteholder, and its officers, directors, employees, agents, stockholders or partners have not either directly or indirectly, including through a broker or finder, solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. The Noteholder acknowledges that neither the Issuer nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act;

(j)	(Residence) if the Noteholder is an individual, such Noteholder resides in the state or province identified in the address shown on such Noteholder’s signature page hereto. If the Noteholder is a partnership, corporation, limited liability company or other entity, such Noteholder’s principal place of business is located in the state or province identified in the address as set out in Schedule 1;

(k)	(No “Bad Actor” Disqualification) neither (i) the Noteholder nor (ii) any entity that controls the Noteholder or is under the control of, or under common control with, the Noteholder, is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (Disqualification Events), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed in writing in reasonable detail to the Issuer. The Noteholder represents that the Noteholder has exercised reasonable care to determine the accuracy of the representation made by the Noteholder in this paragraph and agrees to notify the Issuer if the Noteholder becomes aware of any fact that makes the representation given by the Noteholder hereunder inaccurate;

(l)	(No Reliance) the Noteholder has relied solely on independent investigations conducted by Noteholder or Noteholder’s advisors in making a decision to purchase the Securities and acknowledges that no representations or agreements have been made to Noteholder, and Noteholder has not relied on any representations or agreements, other than those specifically set forth in this agreement. Noteholder is not relying on any oral representation of any officer or director of the Issuer or any person purported to be acting on behalf of the Issuer. Noteholder acknowledges that any valuations, projections, estimates of value or revenue or anticipated costs provided to or reviewed with Noteholder constitute or contain forward-looking statements that are not historical facts, but rather are based on the Issuer’s current expectations, estimates and projections and that these statements are not guarantees of future performance and are subject to some risks, uncertainties and other factors, many of which are beyond the control of the Issuer, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Noteholder has not placed undue reliance on any forward-looking statements; and

(m)	(Designated Parties) neither the Noteholder, nor any of its officers, directors, employees, agents, stockholders or partners, is: (i) organized under the laws of, ordinarily resident in, or located in a country or territory that is the subject of comprehensive laws and regulations pertaining to trade and economic sanctions administered by the United States, Australia, European Union, or United Kingdom (collectively, Sanctions) (which as of the date of this Agreement comprise Russia, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk, and Luhansk regions of Ukraine (Restricted Countries)); (b) 50% or more owned or controlled by the government of a Restricted Country; or (c) (i) designated on a sanctioned parties list administered by the United States, Australia, European Union, or United Kingdom, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, Sectoral Sanctions Identification List, the Consolidated List of Persons, Groups, and Entities Subject to EU Financial Sanctions, and the UK’s Consolidated Sanctions List (collectively, Designated Parties); or (i) 50% or more owned or, where relevant under applicable Sanctions, controlled, individually or in the aggregate, by one or more Designated Party, in each case only to the extent that dealings with such persons are prohibited pursuant to applicable Sanctions.

12	Notices

12.1	General

A notice or other communication connected with this agreement (Notice) has no legal effect unless it is in writing and in addition to any other method of service provided by law, the Notice may be:

(a)	sent by prepaid post to the address of the addressee set out in this agreement or subsequently notified, in which case it must be treated as given to and received by the party to which it is addressed on the second Business Day (at the address to which it is posted) after posting;

(b)	sent by email to the email address of the addressee if sent by before 5pm on a Business Day at the place of receipt it must be treated as given to and received by the party to which it is addressed on the day it is sent and otherwise on the next Business Day at the place of receipt; or

(c)	delivered at the address of the addressee set out in this agreement or subsequently notified, in which case if delivered before 5pm on a Business Day at the place of delivery it must be treated as given to and received by the party to which it is addressed upon delivery, and otherwise on the next Business Day at the place of delivery.

12.2	Issuer’s address

The Issuer’s address for service and electronic mail address are:

Name:	SharonAI, Inc.
Address:	745 Fifth Avenue, Suite 500 New York, NY 10151
Email address:	legal@sharonai.com

12.3	SharonAI’s address

SharonAI’s address for service and electronic mail address are:

Name:	SharonAI Pty Ltd
Address:	c/- ‘Defender Asset Management Pty Ltd’, Unit 303, 44 Miller Street, North Sydney NSW 2060
Email address:	legal@sharonai.com

12.4	Noteholder’s address

The Noteholder’s address for service and electronic mail address are as set out in Schedule 1.

13	General

13.1	Entire understanding

(a)	This agreement:

(i)	is the entire agreement and understanding between the parties on everything connected with the subject matter of this agreement; and

(ii)	supersedes any prior agreement or understanding on anything connected with that subject matter.

(b)	Each party has entered into this agreement without relying on any information or advice given or statement made (whether negligently or not) by any other party or any person purporting to represent that party.

13.2	Severability

If anything in this agreement is unenforceable, illegal or void then it is severed and the rest of this agreement remains in force.

13.3	Variation

An amendment or variation to this agreement is not effective unless it is in writing and signed by all of the parties.

13.4	Assignment

(a)	A party may not assign or otherwise deal with this agreement except with the prior written consent of every other party. A party is not required to give consent or to justify the withholding of consent.

(b)	The Issuer may assign and novate this agreement to Holdings at any time and the Noteholder and SharonAI consent to such assignment and novation.

13.5	Further assurance

Each party must promptly at its own cost do all things (including executing and if necessary delivering all documents) necessary or desirable to give full effect to this agreement.

13.6	Waiver

(a)	A party’s failure or delay to exercise a power or right does not operate as a waiver of that power or right.

(b)	The exercise of a power or right does not preclude either its exercise in the future or the exercise of any other power or right.

(c)	A waiver is not effective unless it is in writing.

(d)	Waiver of a power or right is effective only in respect of the specific instance to which it relates and for the specific purpose for which it is given.

13.7	Costs and outlays

(a)	Each party must pay its own costs and outlays connected with the negotiation, preparation and execution of this agreement.

(b)	The Issuer must pay all stamp duty payable in connection with this agreement and the issue of the Notes.

13.8	Counterparts

This agreement may be executed in any number of counterparts. Each counterpart is an original but the counterparts together are one and the same agreement.

13.9	Governing law and jurisdiction

This agreement and the Notes shall be governed by and construed under Laws of the State of New South Wales, Australia as applied to agreements among New York residents, made and to be performed entirely within the State of New South Wales, Australia.

Schedule 1 – Noteholder details and details of Notes

1	Noteholder	[insert]
2	Address for service of Notice	[insert]
3	Number of Notes	[insert]
4	Issue Date	19 December 2025
5	Maturity Conversion Price	means a price equal to 75% of the Valuation Cap
6	Valuation Cap	means US$150 million divided by the Fully Diluted Share Capital on issue immediately prior to the occurrence of the relevant conversion event

Schedule 2 – Note Certificate

NEITHER THIS NOTE CERTIFICATE NOR THE SECURITIES INTO WHICH THIS NOTE CERTIFICATE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE UNITED STATES OF AMERICA SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN THE UNITED STATES OF AMERICA. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

SharonAI Pty Ltd
(SharonAI)

Notes Certificate

This is to certify that:

(Noteholder)

of:
	[address]	[postcode]

is/are the registered holder(s) of Notes in SharonAI, ___________________________________ such Notes being constituted by, issued pursuant to, and subject to the benefit and obligations of the Convertible Note Agreement dated [insert] made between, SharonAI Inc, SharonAI and the Noteholder (Convertible Note Agreement).

Dated

Noteholders are entitled to the benefit of, and are bound by, and are taken to have notice of, all the provisions of the Convertible Note Agreement.

Executed by SharonAI Pty Ltd ACN 645 215 194 in accordance with section 127 of the Corporations Act 2001:

*Director/*Company Secretary	Director

Name of *Director/*Company Secretary (BLOCK LETTERS) *please delete as appropriate	Name of Director (BLOCK LETTERS)

Schedule 3 – Conversion Notice

[SCHEDULE NOTE: Use yellow highlighted wording if SharonAI and Issuer issues a Conversion Notice otherwise use blue highlighted text if Noteholder issues a Conversion Notice]

To:	[The Directors – use only if Noteholder is an entity, otherwise delete]

[Insert name of Noteholder] (Noteholder)

SharonAI Pty Ltd (SharonAI) and SharonAI, Inc. (Issuer) gives notice to convert the Notes specified below:

[Insert number of the Noteholder’s Notes/PRINCIPAL SUM/ACCRUED AND UNPAID INTEREST]

SharonAI and the Issuer hereby advises that they shall redeem the Notes specified above and apply the Principal Sum and accrued and unpaid interest (as referred to above) in consideration for the issue and allotment to the Noteholder of the Conversion Securities to which the Noteholder is entitled upon conversion of Notes in accordance with the Convertible Note Agreement dated [insert] made between, the Issuer, SharonAI and Noteholder.

Dated

Executed by SharonAI, Inc. in accordance with the laws of the State of Delaware, by its duly authorised officers:

*Director/*Company Secretary	Director

Name of *Director/*Company Secretary (BLOCK LETTERS) *please delete as appropriate	Name of Director (BLOCK LETTERS)

Executed by SharonAI Pty Ltd ACN 645 215 194 in accordance with section 127 of the Corporations Act 2001:

*Director/*Company Secretary	Director

Name of *Director/*Company Secretary (BLOCK LETTERS) *please delete as appropriate	Name of Director (BLOCK LETTERS)

To:	[The Directors]

SharonAI Pty Ltd (SharonAI) and SharonAI, Inc. (Issuer)

[

[Insert name of Noteholder] (Noteholder) gives notice to convert the Notes specified below:

[Insert number of the Noteholder’s Notes]

The Noteholder hereby requires the Issuer to redeem the Notes specified above and apply the Principal Sum and accrued and unpaid interest (as referred to above) in consideration for the issue and allotment to the Noteholder of the Conversion Securities to which the Noteholder is entitled upon conversion of Notes in accordance with the Convertible Note Agreement dated [insert] made between, the Issuer, SharonAI and Noteholder.

USE BELOW IF NOTEHOLDER IS A COMPANY

Executed by [insert name of company] [insert ACN] in accordance with section 127 of the Corporations Act 2001 (Cth):

Director	*Director/*Company Secretary

Name of Director BLOCK LETTERS	Name of *Director/*Company Secretary BLOCK LETTERS *please strike out as appropriate

OR

USE BELOW IF NOTEHOLDER IS AN INDIVIDUAL

Signed by [insert name]
in the presence of:

Witness signature	[insert name]

Name of witness
BLOCK LETTERS

Executed as an agreement

Executed by SharonAI, Inc. in accordance with the laws of the State of Delaware, by its duly authorised officers:

*Director/*Company Secretary	Director

Name of *Director/*Company Secretary (BLOCK LETTERS) *please delete as appropriate	Name of Director (BLOCK LETTERS)

Executed by SharonAI Pty Ltd ACN 645 215 194 in accordance with section 127 of the Corporations Act 2001:

*Director/*Company Secretary	Director

Name of *Director/*Company Secretary (BLOCK LETTERS) *please delete as appropriate	Name of Director (BLOCK LETTERS)

Executed by [insert details of Noteholder] in accordance with section 127 of the Corporations Act 2001:

*Director/*Company Secretary	Director

Name of *Director/*Company Secretary (BLOCK LETTERS) *please delete as appropriate	Name of Director (BLOCK LETTERS)

[OR]

Signed by [Noteholder] in the presence of:

Witness signature	[insert name of Noteholder]

Name of witness
BLOCK LETTERS